SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.



FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811-2699
SERIES NO.: 12


74U.  1 Number of shares outstanding (000's omitted)
        Class A                                          33,980
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                          12,153
        Class C                                          10,340
        Class R                                           1,363
        Institutional Class                                   3

74V.  1  Net asset value per share (to nearest cent)
        Class A                                          $13.08
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                          $12.96
        Class C                                          $12.96
        Class R                                          $13.04
        Institutional Class                              $13.13